Exhibit 4.2

4.125% Fixed-to Fixed Rate Subordinated Notes due 2029

CIT GROUP INC.,

as Issuer,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Paying Agent, Security Registrar and Authenticating Agent

SECOND SUPPLEMENTAL INDENTURE

Dated as of November 13, 2019

TABLE OF CONTENTS

		Page
ARTICLE 1

DEFINITIONS

Section 1.1	Relation to Base Indenture	1
Section 1.2	Definition of Terms	2

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1	Designation and Principal Amount	4
Section 2.2	Maturity	4
Section 2.3	Form, Payment and Appointment	5
Section 2.4	Global Notes	5
Section 2.5	Interest	5

ARTICLE 3

REDEMPTION AND REPURCHASE OF THE NOTES

Section 3.1	No Sinking Fund or Repayment at Option of the Holder	6
Section 3.2	Optional Redemption and Regulatory Event Redemption	6
Section 3.3	[Reserved]	7
Section 3.4	Effect of Redemption	7
Section 3.5	Redemption Procedures	7
Section 3.6	No Other Redemption	8

ARTICLE 4

FORM OF NOTE
Section 4.1	Form of Note	8

ARTICLE 5

COVENANTS
Section 5.1	Reports	8

-i-

		Page
ARTICLE 6

[RESERVED]

ARTICLE 7

MISCELLANEOUS

Section 7.1	Ratification of Indenture	9
Section 7.2	No Personal Liability of Directors, Officers, Employees and Stockholders	9
Section 7.3	Trustee and Agent Not Responsible for Recitals	9
Section 7.4	New York Law To Govern	10
Section 7.5	Separability	10
Section 7.6	Counterparts	10

-ii-

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of November 13, 2019 (this “Supplemental Indenture”), among CIT Group Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), Wilmington Trust, National Association, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (the “Agent”), amending and supplementing the Indenture, dated as of March 9, 2018 among the Company, the Trustee and the Agent, governing the issuance of subordinated debt securities (the “Base Indenture”). The Base Indenture, as amended and supplemented by the Supplemental Indenture, shall be referred to herein as the “Indenture.”

RECITALS

WHEREAS, the Company has executed and delivered the Base Indenture to the Trustee and the Agent to provide for the future issuance of the Company’s debt securities or other evidence of Indebtedness, to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

WHEREAS, Section 9.3(8) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.1 and Section 3.1 of the Base Indenture;

WHEREAS, pursuant to Section 3.1 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 4.125% Fixed-to-Fixed Rate Subordinated Notes due 2029 (the “Notes”) and the form, terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee and the Agent execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and the Agent, and the payment by the purchaser thereof of the agreed upon consideration therefor, the valid, binding and enforceable Obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1    Relation to Base Indenture.

This Supplemental Indenture constitutes an integral part of the Base Indenture, and supplements and amends the Base Indenture solely with respect to the Notes.

Section 1.2    Definition of Terms.

For all purposes of this Supplemental Indenture:

(a)    a term not defined herein that is defined in the Base Indenture has the same meaning when used in this Supplemental Indenture;

(b)    the definition of any term in this Supplemental Indenture that is also defined in the Base Indenture shall supersede the definition of such term in the Base Indenture;

(c)    a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(d)    the singular includes the plural and vice versa and use of any gender includes each other gender;

(e)    headings are for convenience of reference only and do not affect interpretation; and

(f)    the following terms have the meanings given to them in this Section 1.2:

“1940 Act Event” means an event requiring the Company to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 3.12 of the Base Indenture, as part of the same series as the Initial Notes.

“Coupon Rate” means, as of any date, the interest rate applicable on such date pursuant to Section 2.5(a) hereof.

“Custodian” means, with respect to any Global Note, the Security Registrar, as custodian for DTC with respect to such Global Note.

“DTC” has the meaning set forth in Section 2.3(d) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank holding companies.

“Five-year U.S. Treasury Rate” means as of the Reset Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the five most recent daily yields to maturity for U.S. Treasury securities with a maturity of five years from the Reset Date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the five most recent daily yields to maturity for each of the two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Maturity Date, and (B) the other maturing as close as possible to, but later than, the Maturity Date, in each case as published in the most recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be 1.753%.

“Global Notes” has the meaning set forth in Section 2.4 hereof.

“H.15 ” means the daily statistical release designated as such, or any successor publication, published by the Board of Governors of the U. S. Federal Reserve System, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second business day prior to the Reset Date.

“Independent Bank Regulatory Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal bank holding company and banking regulatory law, including the laws, rules and the guidelines of the Federal Reserve Board relating to regulatory capital, and shall include any Person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tier 2 Capital Event.”

“Initial Notes” means $100,000,000 aggregate principal amount of the Notes issued on the Issue Date.

“Interest Payment Date” has the meaning set forth in Section 2.5(a) hereof.

“Issue Date” means the date of this Supplemental Indenture.

“Maturity Date” means November 13, 2029.

“Notes” has the meaning set forth in the recitals hereto.

“Obligations” means any principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to an obligor, would have accrued on any obligation, whether or not a claim is allowed against such obligor for such interest in the related proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Parent” has the meaning set forth in Section 5.1(c) hereof.

“Regular Record Date” means, with respect to a May 13 Interest Payment Date, the immediately preceding April 29, and with respect to a November 13 Interest Payment Date, the immediately preceding October 29.

“Reset Determination Date” means the day falling two business days prior to the Reset Date.

“Tier 2 Capital Event” means the receipt by the Company of an opinion of Independent Bank Regulatory Counsel to the effect that as a result of:

(a)    any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve Board and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the Issue Date;

(b)    any proposed change in those laws, rules or regulations that is announced or becomes effective after the Issue Date; or

(c)    any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced or becomes effective after the Issue Date, in each case, there is more than an insubstantial risk that the Company will not be entitled to treat the Notes then outstanding as “Tier 2 capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve Board (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any Notes are outstanding.

The terms “Company,” “Trustee,” “Indenture” and “Base Indenture” shall have the respective meanings set forth in the paragraph preceding the recitals to this Supplemental Indenture.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1    Designation and Principal Amount.

There is hereby authorized a series of Securities designated the “4.125% Fixed-to-Fixed Rate Subordinated Notes due 2029” initially offered in the aggregate principal amount of $100,000,000, which amount shall be as set forth in a Company Order for the authentication and delivery of Notes pursuant to Section 3.3 of the Base Indenture.

Section 2.2    Maturity.

Unless earlier redeemed pursuant to Section 3.2 hereof, the date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is the Maturity Date.

Section 2.3    Form, Payment and Appointment.

(a)    Principal of, premium, if any, and interest on the Notes shall be payable, the transfer of such Notes shall be registrable, and such Notes shall be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the office of the Security Registrar; provided, however, that (i) if a Holder (including a Depository) has given wire transfer instructions to the Company on or before the Regular Record Date, then payment of principal, premium, if any, and interest on that Holder’s Notes shall be paid in accordance with those instructions and (ii) if no such instructions have been given, then, at the option of the Company, payments of principal, premium, if any, and interest may be made by check mailed to the Holder at such address as shall appear in the Security Register. Principal, premium, if any, and interest shall be payable in Dollars.

(b)    No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(c)    The Paying Agent, Authenticating Agent and Security Registrar for the Notes shall initially be Deutsche Bank Trust Company Americas.

(d)    The Company initially appoints The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Notes. Deutsche Bank Trust Company Americas shall act as Custodian with respect to the Global Notes.

(e)    The Notes shall be issuable in the denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.4    Global Notes.

The Notes initially shall be issued in permanent global form as one or more Global Notes (collectively, the “Global Notes”). Except as otherwise provided in the Indenture or this Section 2.4, Notes represented by the Global Notes shall not be exchangeable for, and shall not otherwise be issuable as, Notes in certificated form. Unless and until such Global Note is exchanged for Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

Section 2.5    Interest.

(a)    Interest on the Notes will accrue (i) from and including the Issue Date to, but excluding, November 13, 2024 (the “Reset Date”), at a rate of 4.125% per annum, and (ii) from and including the Reset Date to, but excluding, the Maturity Date at a rate per annum which will be the Five-year U.S. Treasury Rate as of the Reset Determination Date plus 2.372% per annum. Interest will be payable semiannually in arrears on May 13 and November 13, commencing on May 13, 2020. Each such date on which interest is payable is an “Interest Payment Date.”

(b)    Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay).

(c)    Interest shall be calculated by the Paying Agent. The Paying Agent will provide to the Company the calculation of interest payable on an Interest Payment Date at least 5 Business Days prior to such Interest Payment Date.

(d)    The Company shall deposit the funds for any payment of interest with the Trustee or Paying Agent one Business Day prior to any Interest Payment Date.

(e)    Unless the Company has delivered notice of redemption for all outstanding Notes, with such redemption to occur on the Reset Date, the Company will appoint a calculation agent with respect to the Notes prior to the Reset Determination Date. The Five-year U.S. Treasury Rate will be determined by the calculation agent on the Reset Determination Date. Any determination, decision or election that may be made by the calculation agent hereunder, including any determination with respect to a rate, will be conclusive and binding absent manifest error, may be made in the calculation agent’s sole discretion, and, notwithstanding anything to the contrary herein, shall become effective without consent from any other party. The calculation agent’s determination of any interest rate will be on file at the Company’s principal offices, will be made available to any holder of Notes upon request and will be final and binding in the absence of manifest error.

ARTICLE 3

REDEMPTION AND REPURCHASE OF THE NOTES

Section 3.1    No Sinking Fund or Repayment at Option of the Holder.

The Notes are not entitled to the benefit of any sinking fund and are not subject to redemption at the option of the Holders. Articles 13 and 14 of the Base Indenture shall not apply to the Notes.

Section 3.2    Optional Redemption and Regulatory Event Redemption.

(a)    The Company may, at its option, redeem the Notes (i) in whole but not in part on the Reset Date or (ii) in whole or in part at any time during the three months prior to the Maturity Date, in each case, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date. If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed shall be selected in accordance with Section 12.3 of the Base Indenture.

(b)    The Company may, at its option, redeem the Notes, in whole but not in part, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the Redemption Date, upon the occurrence of a Tier 2 Capital Event or a 1940 Act Event.

(c)    Prior to giving any notice to the Holders pursuant to Section 3.2(b), the Company must deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate certifying that (i) a Tier 2 Capital Event or a 1940 Act Event has occurred and (ii) the Company is entitled to redeem the Notes in accordance with Section 3.2(b), upon which such Opinion of Counsel and Officers’ Certificate the Trustee may conclusively rely.

(d)    Notice of redemption will be delivered to Holders at least 10 but not more than 60 days before the Redemption Date.

(e)    Any redemption of the Notes will be subject to the prior approval of the Federal Reserve Board, to the extent that such approval is then required.

(f)    In addition to the Company’s right to redeem Notes as set forth above in this Section 3.2, the Company may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise, subject to the prior approval of the Federal Reserve Board, to the extent such approval is then required.

Section 3.3    [Reserved].

Section 3.4    Effect of Redemption.

Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, (a) interest shall cease to accrue on the Notes immediately prior to the close of business on the Redemption Date, (b) the Notes shall become due and payable at the Redemption Price and (c) the Notes shall be void and all rights of the Holders in respect of the Notes shall terminate and lapse (other than the right to receive the Redemption Price upon surrender of such Notes but without interest on such Redemption Price). Following the notice of a redemption, neither the Company nor the Security Registrar shall be required to register the transfer of or exchange the Notes to be redeemed. The redemption provisions of Sections 12.5 and 12.6 of the Base Indenture shall not apply to the Notes.

Section 3.5    Redemption Procedures.

One Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent immediately available funds in an amount sufficient to pay, on the Redemption Date, the aggregate Redemption Price for Notes being redeemed. If the Company gives an irrevocable notice of redemption with respect to the Notes pursuant to Section 3.2 hereof in connection with an optional redemption, and the Company has paid to the Paying Agent the Redemption Price of the Notes to be redeemed, then, on the Redemption Date, the Paying Agent shall irrevocably deposit such funds with the Depository. The Company shall also give the Depository irrevocable instructions and authority to pay the Redemption Price in immediately available funds to the Holders of beneficial interests in the Global Notes. If any Redemption Date is not a Business Day, then the Redemption Price shall be payable on the next Business Day (and without any interest or other payment in respect of any such delay). Interest to be paid on or before the Redemption Date for any Notes called for redemption shall be payable to the Holders on the Regular Record Date for the related Interest Payment Dates. If any Notes called for redemption are not so paid upon surrender thereof for redemption, the Redemption Price shall, until paid, bear interest from the Redemption Date at the Coupon Rate then in effect. In exchange for the unredeemed portion of such surrendered Notes, new Notes in an aggregate principal amount equal to the unredeemed portion of such surrendered Notes shall be issued.

Section 3.6    No Other Redemption.

Except as set forth in this Article 3, the Notes shall not be redeemable by the Company prior to the Maturity Date.

ARTICLE 4

FORM OF NOTE

Section 4.1    Form of Note.

The Notes and the Authenticating Agent’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 5

COVENANTS

In addition to the covenants set forth in Article 10 of the Base Indenture, the following covenants shall apply to any Outstanding Notes:

Section 5.1    Reports.

(a)    Whether or not required by the rules and regulations of the Commission and in lieu of Section 7.4 of the Base Indenture, so long as any Notes are Outstanding, the Company shall furnish to the Holders or cause the Trustee (upon its receipt from the Company) to furnish to the Holders, within 30 days after the Company is required to file the same with the Commission:

(i)    all quarterly and annual reports that the Company is required to file, or would be required to file with the Commission, on Forms 10-Q and 10-K if the Company were required to file such reports; and

(ii)    all current reports that the Company is required to file, or would be required to file with the Commission, on Form 8-K if the Company were required to file such reports;

provided that any such above information or reports filed with the EDGAR system of the Commission (or any successor system) and available publicly on the Internet shall be deemed to be furnished to the Holders of Notes.

(b)    All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company’s consolidated financial statements by the Company’s independent registered public accounting firm. In addition, whether or not required by the Commission, the Company shall file a copy of all of the reports referred to in Section 5.1(a)(i) and (ii) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations applicable to such reports for the status of the filer that the Company would otherwise be if it were required to file reports with the Commission, subject to extension as set forth in Rule 12b-25(b)(ii) under the Exchange Act (or any successor provision) (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company agrees that it shall not take any action that would cause the Commission not to accept such filings. If, notwithstanding the foregoing, the Commission will not accept such filings for any reason, the Company will post the reports specified in Section 5.1(a) hereof on its publicly accessible website within the time periods that would apply if the Company were required to file those reports with the Commission.

(c)    If, and so long as, all of the Capital Stock of the Company is beneficially owned, directly or indirectly, by a Person (the “Parent”) (i) whose corporate family and corporate credit ratings are Investment Grade Ratings and (ii) that files reports with the Commission under Section 13(a) or 15(d) of the Exchange Act, the requirements in Section 5.1(a) shall be deemed satisfied by the filing by such Parent of the reports specified in Section 5.1(a) hereof within the time periods specified therein.

ARTICLE 6

[RESERVED]

ARTICLE 7

MISCELLANEOUS

Section 7.1    Ratification of Indenture.

The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of this Indenture in the manner and to the extent herein and therein provided.

Section 7.2    No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any Obligation of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 7.3    Trustee and Agent Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee or Agent, and the Trustee and Agent assume no responsibility for the correctness thereof. The Trustee and Agent make no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 7.4    New York Law To Govern.

THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

Section 7.5    Separability.

In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 7.6    Counterparts.

This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Supplemental Indenture by telefacsimile or by any electronic imaging, electronic mail or other similar means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Barry D. Somrock
	Name:	Barry D. Somrock
	Title:	Vice President

[Second Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Paying Agent, Security Registrar and Authenticating Agent

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Vice President

By:	/s/ Debra A. Schwalb
Name: Debra A. Schwalb
Title: Vice President

[Second Supplemental Indenture]

CIT GROUP INC.

By:	/s/ Sarah L.F. McAvoy
	Name:	Sarah L.F. McAvoy
	Title:	Executive Vice President and Treasurer

[Second Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit A-1

CUSIP No. 125581 GZ5

ISIN No. US125581GZ54

No.	$

4.125% Fixed-to-Fixed Rate Subordinated Notes due 2029 (the “Notes”)

CIT GROUP INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $[        ] Dollars on November 13, 2029.

Interest Payment Dates: May 13 and November 13.

Record Dates: April 29 and October 29.

Exhibit A-2

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

CIT GROUP INC.

By:
Name:
Title:

Attest:
Name:
Title:

Exhibit A-3

CERTIFICATE	OF AUTHENTICATION

DEUTSCHE	BANK TRUST COMPANY AMERICAS

as Authenticating Agent

By:
Authorized Signatory

Exhibit A-4

[FORM OF REVERSE SIDE OF SECURITY]

1.	Interest

CIT GROUP INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on May 13 and November 13 of each year, commencing May 13, 2020. Interest on the Notes shall accrue (i) from and including November 13, 2019 to, but excluding, November 13, 2024 (the “Reset Date”), at a rate of 4.125% per annum, and (ii) from and including the Reset Date to, but excluding, the Maturity Date at a rate per annum which will be the Five-year U.S. Treasury Rate as of the Reset Determination Date plus 2.372% per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the April 29 and October 29 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however , that payments on a certificated Note shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as Deutsche Bank Trust Company Americas (the “Agent”) may accept in its discretion).

3.	Paying Agent and Security Registrar

Initially, the Agent shall act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice. The Company or any wholly owned Subsidiary may act as Paying Agent, Security Registrar or co-registrar.

4.	Indenture

The Company issued the Notes under an Indenture (the “Base Indenture”) dated as of March 9, 2018 and a Second Supplemental Indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) dated as of November 13, 2019, among the Company, the Trustee and the Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

Exhibit A-5

The Notes are unsecured obligations of the Company. The Company shall be entitled to issue Additional Securities pursuant to Section 3.12 of the Base Indenture. The Notes issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under the Indenture.

5.	Optional Redemption and Regulatory Event Redemption

The Company may, at its option, redeem the Notes (i) in whole but not in part on the Reset Date or (ii) in whole or in part at any time during the three months prior to the Maturity Date, in each case, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, in accordance with Section 3.2 of the Supplemental Indenture.

The Company may also, at its option, redeem the Notes, in whole but not in part, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the Redemption Date upon the occurrence of a Tier 2 Capital Event or a 1940 Act Event, in accordance with Section 3.2 of the Supplemental Indenture.

6.	[Reserved]

7.	[Reserved]

8.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

9.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.	Discharge

The Company may discharge its obligations under the Notes and the Indenture in accordance with Article 4 of the Base Indenture.

Exhibit A-6

11.	Defaults and Remedies

The Events of Default relating to the Notes are defined in Section 5.1 of the Base Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company and the Holders shall be as set forth in the Indenture.

12.	No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

13.	Authentication

This Note shall not be valid until an authorized signatory of the Authenticating Agent manually signs the certificate of authentication on the other side of this Note.

14.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

15.	CUSIP Numbers

The Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

16.	Governing Law

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

Exhibit A-7

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to
(Print or type assignee’s name, address and zip code)

(Insert assignee’s sec. sec. or tax I.D. No.)

and irrevocably appoint                                                               agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Security.

Exhibit A-8

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

Exhibit A-9